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                                                                   Exhibit 4.1.5




Number                                                       Shares
------                                                       ------


                             PICTURETEL CORPORATION

                    Series B Preference Stock, $.01 par value

       SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER AND CLASSES OF STOCK


This certifies that ______________________ is the owner of _______________
shares, fully paid and nonassessable, of the Series B Preference Stock of PictureTel Corporation, a Delaware corporation, transferable only on the books of the corporation by the holder thereof in person or by attorney upon surrender of this certificate properly endorsed.

This certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and the By-laws of the corporation, in each case as from time to time amended.

IN WITNESS WHEREOF, PictureTel Corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereto
affixed this day    of         , 2000.


-------------------------------                 -------------------------------
President or Vice President                     Treasurer or Assistant Treasurer

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                            RESTRICTIONS ON TRANSFER

         The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration statement under said Act covering the transfer or an opinion of counsel satisfactory to the issuer that registration under said Act is not required.

         The powers, designations, preferences and rights and the qualifications, limitations or restrictions thereof of each class of stock or series of any class are set forth in the Restated Certificate of Incorporation, as amended. The corporation will furnish a copy of the Restated Certificate of Incorporation, as amended, to the holder of this certificate without charge upon request.

         These securities are subject to the terms and provisions of a Stock Purchase and Investor Rights Agreement dated as of July 13, 2000 between the holder of this Certificate of Series B Preference Stock, the other Investors party thereto and PictureTel Corporation. Copies of such Agreement may be obtained without charge upon written request to the secretary of the Company.

                                   ASSIGNMENT


         For value received, ___________________________________ hereby sell, assign and transfer to __________________________ shares of the Capital Stock represented by this Certificate, and do hereby irrevocably constitute and appoint ______________________________, Attorney to transfer such stock on the books of _________________________________ with full power of substitution in the premises.

         Dated _________________, 20__


                           ----------------------------------------------------
                           Signature of registered owner corresponding exactly to the name of such owner as written on the face of this certificate


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Witness